Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Landstar System, Inc.:
We consent to incorporation by reference in the registration statements (No. 33-76340 and No. 33-94304) on Form S-8 of Landstar System, Inc. of our reports dated February 26, 2007, with respect to the consolidated balance sheets of Landstar System, Inc. and subsidiary as of December 30, 2006 and December 31, 2005, and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the fiscal years ended December 30, 2006, December 31, 2005 and December 25, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal controls over financial reporting as of December 30, 2006 and the effectiveness of internal controls over financial reporting as of December 30, 2006, which reports appears in the December 30, 2006, annual report on
Form 10-K of Landstar System, Inc.
Our report refers to the adoption of Statement of Financial Accounting Standards No. 123R, Share Based Payment, effective January 1, 2006.
/s/ KPMG LLP
February 26, 2007
Jacksonville, Florida
Certified Public Accountants

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